SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 January 4, 2001
                Date of Report (Date of earliest event reported)


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



         Nevada                             0-27721             84-1075269
--------------------------------------------------------        ----------
(State or other Jurisdiction of       (Commission File No.)    (IRS Employer
         Incorporation                                       Identification No.)

                              15695 North 83rd Way
                            Scottsdale, Arizona 85260
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                 (480) 778-1000
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.
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         Effective January 4, 2001 (the "Effective Time"), JBSI Acquisition,
Inc. ("Merger Sub"), a newly formed Texas corporation and wholly-owned subsidiary of EBIZ Enterprises, Inc., a Nevada corporation (the "Company"), merged (the "Merger") with and into Jones Business Systems, Inc., a Texas Corporation ("JBSI") pursuant to an Agreement and Plan of Merger dated November 17, 2000 (the "Merger Agreement"). JBSI assembles markets and sells customized computer servers. The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, and the amendments thereto, which are incorporated herein by reference and are filed as exhibits to this Current Report on Form 8-K (this "Form 8-K").

         At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of JBSI ("JBSI Common Stock") was converted into the right to receive 1.549911636 shares of common stock of the Company, par value $.001 per share ("EBIZ Common Stock"), and each outstanding share of the Series A Convertible Preferred Stock, $0.01 par value per share, of JBSI ("JBSI Preferred Stock") was converted into the right to receive 13.01925775 shares of EBIZ Common Stock. A total of 8,300,000 shares of EBIZ Common Stock were issued in the merger. In addition, each unexpired outstanding option to purchase
JBSI Common Stock was converted into an exercisable option to purchase that number of shares of EBIZ Common Stock equal to the number of shares of JBSI Common Stock that could have been purchased under such option multiplied by 1.78, at a price per share of EBIZ Common Stock equal to the per share exercise price of such option divided by 1.78. Options to acquire a total of 3,695,912 shares of EBIZ Common Stock were issued in the merger. The number of shares of EBIZ Common Stock to which each holder of securities of JBSI is entitled to recieve under the Merger Agreement was determined by negotiations between the parties.

         On a pro rata basis, five percent of the shares of EBIZ Common Stock issued to the holders of JBSI Common Stock and JBSI Preferred Stock will be held in escrow pending the resolution of any indemnification claims. Indemnification claims must be made within nine months following the effective date of the Merger. The maximum indemnity liability of the JBSI shareholders is $1,000,000 and no indemnification claims will be paid if the net indemnification amount is less than $250,000.

         The Merger was intended to qualify as a tax deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis. Neither the Company nor any of its affiliates, directors, or officers or any affiliate of any of the Company's directors or officers had any material relationship with the holders of securities of JBSI at or before the Effective Time, with the exception that Alok Mohan is a member of the Board of Directors for both the Company and JBSI and in addition is the chairman of the Board of Directors of Santa Cruz Operations, Inc., which is a shareholder in both the Company and JBSI.

         In connection with the Merger, several other agreements were executed, including a Shareholder Voting Agreement and Proxy, by and among the Company and certain shareholders of the Company, dated December 28, 2000 (the "Shareholder

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Agreement"), attached to this Form 8-K as Exhibit 2.4, a Registration Rights
Agreement, by and among the Company and certain shareholders of JBSI, dated as of January 4, 2001, attached to this Form 8-K as Exhibit 2.5, and a Lock Up Agreement, dated as of November 30, 2000, attached to this Form 8-K as Exhibit
2.6. Pursuant to the Shareholder Agreement, at the Effective Time Bruce Parsons was elected to the Board of Directors of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Financial Statements of Business Acquired.

         The financial statements required to be filed in this Form 8-K will be filed as soon as practicable, but not later than 60 days after the date of filing of this Form 8-K.

(b)      Pro Forma Financial Information.

         The financial statements required to be filed in this Form 8-K will be filed as soon as practicable, but not later than 60 days after the date of filing of this Form 8-K.

(c)      Exhibits.

      Exhibit No.   Description

          2.1 Agreement and Plan of Merger, dated November 17, 2000, by and among Ebiz Enterprises, Inc., a Nevada corporation, Jones Business Systems, Inc., a Texas corporation, and JBSI Acquisition, Inc., a Texas corporation.

          2.2 First Amendment to Agreement and Plan of Merger, dated December 22, 2000.

          2.3 Second Amendment to Agreement and Plan of Merger, dated January 3, 2001.

          2.4 Shareholder Voting Agreement and Proxy by and among the Ebiz Enterprises, Inc., a Nevada corporation ("EBIZ"), and certain shareholders of EBIZ, dated December 28, 2000.

          2.5 Registration Rights Agreement, by and among Ebiz Enterprises, Inc., a Nevada corporation, and Shareholders of Jones Business Systems, Inc., dated as of January 4, 2001.

          2.6       Lock-up Letter dated as of November 30, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EBIZ ENTERPRISES, INC.



                                     By: /s/ David S. Shaw
                                         David S. Shaw
                                         Chief Executive Officer

Dated: January 19, 2001